Exhibit 99.3
Media Contact:
Ameresco: Leila Dillon, 508-661-2264, news@ameresco.com
HASI: Kenny Gayles, 443-321-5756, media@hasi.com

IR Contacts:
Ameresco: Advisiry Partners, Eric Prouty, eric.prouty@advisiry.com
HASI: Aaron Chew, 410-571-6189, investors@hasi.com

Ameresco and HASI Announce Formation of Neogenyx Fuels, a Joint Venture to Accelerate Growth of Advanced Biofuels

The new company will combine Ameresco’s industry-leading asset base, proven development and operating expertise with HASI’s successful sustainable infrastructure investment platform

Transaction represents a $1.8 billion enterprise value for the newly formed joint venture, unlocking significant shareholder value for Ameresco while positioning the biofuels business for future growth

FRAMINGHAM, Mass. and ANNAPOLIS, Md. — May 4, 2026 — Ameresco, Inc. (NYSE: AMRC), a leading energy infrastructure solutions provider, and HA Sustainable Infrastructure Capital, Inc. (NYSE: HASI), a leading investor in sustainable infrastructure assets, today announced their agreement to spin off Ameresco’s biofuels business into a newly formed joint venture: Neogenyx Fuels.

Neogenyx Fuels will be owned 70% by Ameresco and 30% by HASI. As part of the transaction, Ameresco will contribute its biofuels business, comprising its scaled asset base and proven development and operating capabilities, into the joint venture, and HASI will commit to invest $400 million to support the growth of Neogenyx Fuels. The transaction represents a strategic step to unlock the significant value embedded in Ameresco's biofuels business, representing a $1.8 billion post-money enterprise value. The agreement has been signed, with closing expected within the quarter.

Backed by two established industry leaders, Neogenyx Fuels will be a premier developer, owner, and operator of advanced fuel solutions accelerating the global energy transition. The joint venture is structured to drive long-term growth by pairing Ameresco’s deep technical expertise and proven execution capabilities with HASI’s scalable and flexible capital platform and extensive track record of structuring and executing investments in sustainable infrastructure assets. Together, this foundation of technical independence, engineering excellence, and operational rigor positions Neogenyx Fuels to deliver resilient energy solutions at scale globally.

“Ameresco has been a leader in the biofuels industry for the last twenty-five years, turning the beneficial use of biogas into a reliable low-carbon fuel source,” said George P. Sakellaris, Chief Executive Officer of Ameresco. “By enhancing the business through strategic focus and HASI’s expansive capital resources, Neogenyx Fuels will be positioned to scale faster and deliver a greater impact in this fast-growing market. We are proud of what this business has accomplished at Ameresco and incredibly excited about the next phase of its journey.”

“HASI is excited to deepen its relationship with Ameresco, which has been an outstanding partner across more than 60 joint transactions in multiple asset classes since 2001,” said Jeffrey A. Lipson, HASI President and Chief Executive Officer. “As we expect continued growth in the RNG market, we are confident in deploying capital with a best-in-class operator, enabling us to create a valuable enterprise.”

The renewable natural gas (RNG) market is experiencing tremendous growth, supported by the rising global demand for low-carbon energy sources and an increased emphasis on domestic energy supplies and drop-in fuel solutions. According to a 2025 ICF market study, RNG demand is projected to grow across sectors from approximately 139-153M MMBtu/y today to as much as 612M MMBtu/y by 2030, with emerging demand in sustainable aviation fuel, maritime applications, and international markets further reinforcing the long-term trajectory for domestic RNG production.

After closing, Neogenyx Fuels will be one of the largest developers of biogas projects in the U.S., a product of Ameresco's 25-year track record in greenfield development and long-term asset operation. With a tremendous development pipeline, we believe Neogenyx Fuels will be poised to support the buildout of scalable infrastructure that can drive job creation while reinforcing U.S. leadership in both the domestic use and global export of next-generation fuels.

“Neogenyx Fuels will represent a next-generation platform for advanced biofuels, delivering resilient energy supply today, while building the foundation for tomorrow’s drop‑in fuels, molecular products and chemicals, and other low‑carbon solutions,” said Michael T. Bakas, who will be Chief Executive Officer of Neogenyx Fuels. “We will be uniting a deeply experienced team, proven execution, and a growing organic pipeline, backed by a capital partnership built for long-term growth. I could not be more excited about the lasting impact we will deliver in the global energy transition.”

Of the $400 million commitment from HASI, $300 million will be directly invested in Neogenyx Fuels to drive business growth, and $100 million will be direct compensation to Ameresco for the existing business, which will be used for strategic opportunities, working capital, and deleveraging throughout the year.

•Ameresco plans to consolidate Neogenyx Fuels, and therefore, revenue will remain largely unchanged on a consolidated basis. However, 30% of net income will be attributable to HASI and reflected below the line as non-controlling interest, reducing the amounts attributable to Ameresco’s shareholders.
•Ameresco’s reported Adjusted EBITDA, as well as its operating assets and assets in development metrics, will reflect its 70% ownership once the transaction is closed.
•On the balance sheet, Ameresco will consolidate the full value of the Neogenyx Fuels assets and liabilities, including all of the Neogenyx Fuels debt, but it will record HASI’s 30% share of the joint venture’s equity in the non-controlling interest line within shareholders’ equity.

Guggenheim Securities acted as financial advisor, and Kirkland & Ellis LLP as legal advisor, to Ameresco in connection with the transaction. Lazard Inc. acted as financial advisor, and Gibson, Dunn & Crutcher LLP as legal advisor, to HASI in connection with the transaction.

To learn more about Neogenyx Fuels, visit www.neogenyxfuels.com.

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About Ameresco, Inc.

Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading energy infrastructure solutions provider dedicated to helping customers reduce costs, enhance resilience, and decarbonize to net zero in the global energy transition. Our comprehensive portfolio includes implementing smart energy efficiency solutions, upgrading aging infrastructure, and developing, constructing, and operating distributed energy resources. As a trusted full-service partner, Ameresco shows the way by reducing energy use and delivering energy infrastructure solutions to Federal, state and local governments, utilities, data centers, educational and healthcare institutions, housing authorities, and commercial and industrial customers. Headquartered in Framingham, MA, Ameresco has more than 1,500 employees providing local expertise in North America and Europe. For more information, visit www.ameresco.com.

About HASI

HASI is an investor in sustainable infrastructure assets advancing the energy transition. With more than $16 billion in managed assets, HASI’s investments are diversified across multiple asset classes, including utility-scale solar, storage, and onshore wind; distributed solar and storage; RNG; and energy efficiency. HASI combines deep expertise in energy markets and financial structuring with long-standing programmatic client partnerships to deliver superior risk-adjusted returns and measurable environmental benefits. HA Sustainable Infrastructure Capital, Inc. is listed on the New York Stock Exchange (Ticker: HASI). For more information, please visit hasi.com.

Forward-Looking Statements

Some of the information in this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “target,” or similar expressions are intended to identify such forward-looking statements. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or projected future results of our business, financial condition, liquidity, results of operations, pipeline, and plans and objectives. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements include those discussed under the caption “Risk Factors” included in the Annual Reports on Form 10-K (and, for HASI, as supplemented by its Form 10-K/A) of each of AMRC and HASI for the fiscal years ended December 31, 2025, which were filed with the U.S. Securities and Exchange Commission (“SEC”), as well as in other reports that the companies file with the SEC. Forward-looking statements are based on beliefs, assumptions and expectations as of the date of this press release. Ameresco and HASI each disclaim any obligation to publicly release the results of any revisions to these forward-looking statements reflecting new estimates, events or circumstances after the date of this press release.